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Terry Amisano Ltd.                                              AMISANO HANSON
Kevin Hanson, CA, CPA (Nevada)                       CHARTERED ACCOUNTANTS and
                                                   CERTIFIED PUBLIC ACCOUNTANT








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Dynamic Gold Corp. on Form SB-2 of our Auditor's Report dated August 11, 2004 relating to the balance sheet of Dynamic Gold Corp., as at June 30, 2004, and the related statement of operations, stockholders' equity and cash flows for the period from January 21, 2004 (Date of Incorporation) to June 30, 2004 and the reference to our firm as experts in the Registration Statement.





Vancouver, Canada                                         /s/ Amisano Hanson
January 20, 2005                                      CHARTERED  ACCOUNTANTS